Exhibit 10.5

                           Wire One Technologies, Inc.
                                 225 Long Avenue
                           Hillside, New Jersey 07205

                                                                   July 30, 2002
Mr. Christopher Zigmont
c/o Wire One Technologies, Inc.
27 Roulston Road
Windham, NH 03087

Dear Chris:

      This letter, when accepted by you, shall constitute an amendment to the employment agreement (the "Agreement"), dated January 2, 2001, between Wire One Technologies, Inc. (the "Company") and you. The Company and you hereby agree as follows:

      1. The Company has requested that, to contribute to an improvement in the Company's financial condition and for no other reason, you agree, as an amendment to paragraph 2(a) of the Agreement, to reduce your base salary compensation thereunder so as to be payable at the rate of (a) $190,000 per annum during the period commencing on August 5, 2002, through December 31, 2002, and (b) $213,750 per annum during the period commencing on January 1, 2003, through December 31, 2003. In consideration of the agreement by several other of the Company's executives to salary reductions similar in nature, you hereby agree to the salary reduction set forth in the preceding sentence.

      2. Except as modified hereby, the Agreement remains in full force and effect.

                                        Yours very truly,

                                        WIRE ONE TECHNOLOGIES, INC.

                                        By: /s/ Jonathan Birkhahn
                                            ----------------------------
                                            Jonathan Birkhahn

ACCEPTED:

/s/ Christopher Zigmont
----------------------------
Christopher Zigmont